SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) January 5, 2004

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 5. Other Events.

AMERISERV FINANCIAL Inc. (the "Registrant") distributed a Strategic Direction Statement in response to a shareholder approved resolution from the April 22, 2003 AmeriServ Financial, Inc. shareholder meeting.  For a more detailed description of the strategic direction see the statement attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Strategic Direction Statement compiled for, and presented to, shareholders of AmeriServ Financial, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: January 5, 2004

Exhibit 99.1

Strategic Direction Statement

compiled for, and presented to, shareholders of

AmeriServ Financial, Inc.

PO Box 430

Johnstown, Pennsylvania 15907-0430

Strategic Direction Statement is a professional advisory firm report presented in response to a shareholder proposal which was approved at the April 22, 2003 AmeriServ Financial, Inc. shareholder meeting

STRATEGIC DIRECTION

On April 22, 2003, the shareholders of AmeriServ Financial, Inc. approved the following resolution by a vote of 89% of the votes cast.

That the stockholders of AmeriServ Financial, Inc. assembled at the meeting in person and by proxy, hereby request that the Board of Directors immediately engage the services of a professional advisory firm to develop a strategic direction for the company that will enhance shareholder value.

The Board of Directors recommends that you vote "FOR" this proposal in recognition of the Board's commitment to utilize independent professional assistance to define and communicate to shareholders a strategic direction for the Company in calendar year 2003.

The following document sets forth the Strategic Direction for the company for 2004 and beyond. The document also contains a statement of concurrence by the "Independent Professional Assistance" required by the shareholder resolution.

During 2003, AmeriServ has slowly but steadily improved its situation. At the close of 2002 the company had recorded a loss of $5.2 million and watched its stock price hover at about 50% of book value. It had been criticized by regulatory authorities and had accepted the resignations of three of its most senior executives, including its Chief Executive Officer and its Chief Operating Officer. It was operating under an interim CEO and was facing an uncertain future.

As 2003 comes to a close, the company can look at a series of improvements.

  It has recorded two consecutive quarters of profitability.

  It has met its debt service requirements.

  It continues to meet the requirements of the regulatory Memorandum of Understanding.

  It has refocused itself as a community bank and a market leader in its primary retail markets.

  It has redefined its primary lending market as approximately a 100 mile radius from Johnstown.

But perhaps most importantly, it has stabilized the three areas of most concern at the end of 2002.

1. A crippled mortgage company in a distant city, which was losing money on a daily operating basis - Even though stabilizing interest rates had reduced the threat of further impairment losses, there was an inherent volatility in mortgage servicing portfolios that endangered the company. But as 2003 ends, the mortgage company is 75% smaller, thus reducing its ability to threaten the viability of the entire entity of AmeriServ. It is the intent of the company to develop a strategy to exit the mortgage servicing business as economic conditions permit.

2. A $400 million borrowing from the Federal Home Loan Bank with maturities out to 2010 - Even with 25% of the borrowing on an overnight basis, the cost of borrowing was above 4%. However, as 2003 concludes the portfolio has undergone a stringent strategic review. The investment portfolio has only AAA issues in its holdings; it has a short investment duration of only 2 years; it has $100 million of hedges in place to protect against falling rates and it is positioned to benefit from rising rates with its short investment duration. By recording $3.1 million of security gains in 2003, AmeriServ has demonstrated its ability to manage this portfolio in a declining rate scenario. This would suggest that the inherent risks are being managed carefully. It is the strategic intent of the company to reduce the asset leverage program to less than 25% of total assets over a three- to five-year period.

3. As 2002 ended the level of classified loans was growing and far exceeded the Loan Loss Reserve - However, during 2003 the Reserve has been more than doubled and as the year has progressed, the level of Non-Performing loans has stabilized. The entire portfolio is being monitored closely and the reserve position is stronger. All lending procedures have been reviewed and strengthened and the Commercial Lending area has been completely restructured so as to prevent a reoccurrence of the growth in non-performing loans that the company experienced in recent years.

THE NEW FOCUS

The stabilizing of the company and the containment of these trouble spots has enabled the Board and management to examine the franchise in some detail. It is a fact that AmeriServ has already begun to articulate and to execute its strategy for the future. The company is coalescing around a back-to-basics concentration on community banking. It believes that it possesses a solid franchise and can create greater institutional value. AmeriServ has three strong business units which can perform at a much higher level of profitability.

1. The Retail Bank -- When extraneous items, chiefly the $400 million asset leverage program, are extracted, the Retail Bank remains as a strong $800-$900 million bank buoyed by $650 million in core deposits. This retail bank operates 23 branches and has been consistently profitable. It is a fact that this type of banking in the region has been in a state of chaos in recent years. There have been mergers, divestitures, branch closings, name changes, etc. Unfortunately for AmeriServ, during this period, its focus has been diluted by a spin-off, a name change, operating losses and regulatory criticisms. However, as AmeriServ emerges from its Turnaround it finds itself to be the largest locally owned, locally managed bank in its primary retail market area. It also has discovered that, in spite of its recent difficulties, its core customers have remained loyal and supportive. AmeriServ believes that its Retail Bank has a powerful future ahead. It has a solid product mix, it has a strong sales ethic, and it intends to build an equally strong service culture. AmeriServ recognizes that its primary market is experiencing weakness, but it believes that as it sharpens its community banking skills, good products and exemplary personal service will enable the Retail Bank to establish a strong base for the company as a whole.

2. Commercial Lending -- This business unit has been completely restructured in 2003, after experiencing serious difficulties in 2001 and 2002. It has a new chief lending officer and almost an entirely new staff of experienced professional lenders. The unit is focused on the stated primary lending market of an approximate 100 mile radius from Johnstown. It is mounting an energetic calling effort to spread the word of its new strength. It has also completely reengineered its lending procedures. The company can provide the unit with the capacity to grow substantially and its new procedures should permit it to increase its margins and build permanent relationships. As this unit emerges, it bears little resemblance to its former self and is poised to be a strong future contributor.

3. Trust Company - This business unit has an almost unique business opportunity. As the largest operating trust company of its kind between Harrisburg and Pittsburgh, it has many facets. It has all of the activities expected of a bank trust department and is proficient in each of them. In addition, it has a unique capability that sets it apart from almost all other trust operations. As a part of one of only 13 unionized banks in the nation, this unit has developed a strategy and a set of products that leverage that unusual situation. It has been quite successful in building products that serve the union managed pension funds that are a significant facet of certain segments of the American labor scene. These products have no geographic restrictions, nor do they require major commitments of AmeriServ's capital. They do, however, require skilled professionals to market and manage AmeriServ's capabilities. As the company strengthens, resources will be channeled to the AmeriServ Trust Company so that it can become a greater force in this unusual niche.

THE FUTURE DIRECTION

AmeriServ has re-affirmed its roots as a community bank. It has strengthened its core units: the Retail Bank, the Commercial Lending Unit and the Trust Company. It has contained and/or corrected its troubled units. AmeriServ recognizes that it has suffered from a lack of focus. AmeriServ recognizes that it has also suffered from poor execution. However, the speed with which AmeriServ has righted itself in 2003 indicates that, with a commitment to focus, it can meet challenges.

Therefore, the Future Direction of AmeriServ Financial, Inc. will be highlighted by efforts to continue to strengthen its balance sheet, to control and leverage its Non-Interest Expenses and to place strong emphasis on its three key business units. The Board and management commit that the focus will be clear, the planning will be extensive, the execution will be precise and the results will be measured. The Turnaround in 2003 has been strong, but only represents a beginning. In the near term, the fundamental goal is to build an increasing level of net income from these core units. It is the execution of this strategic direction on top of the foundation of the 2003 Turnaround that will enable AmeriServ shareholders to participate in the increased institutional value that this Future Direction can and will provide.

-- As approved by the

Board of Directors

on December 12, 2003

AmeriServ Financial, Inc.

GRIFFIN Financial Group LLC

607 Washington Street

P.O. Box 1497

Reading, PA  19603

PHONE

(610) 478-2102

EMAIL

egh@go2griffin.com

FAX

(610) 371-7377

December 12, 2003

AmeriServ Board of Directors

Main & Franklin Streets

Johnstown, Pennsylvania

Dear Ladies and Gentlemen:

At the annual meeting of AmeriServ shareholders held on April 22, 2003, the following shareholder resolution was adopted with the recommendation of the Board of Directors:

That the stockholders of AmeriServ Financial, Inc., assembled at the meeting in person and by proxy, hereby request that the Board of Directors immediately engage the services of a professional advisory firm to develop a strategic direction for the company that will enhance shareholder value.

Consistent with this proposal, AmeriServ (i) initiated an ongoing review of the strategic direction of the Company shortly after the annual meeting focusing primarily on its short term need to turn around the Bank and to improve its earnings, and (ii) engaged Griffin Financial Group LLC to provide financial advice in connection with this ongoing review.  Participants in this engagement on behalf of Griffin Financial Group were Samuel A. McCullough, Eric G. Hoerner, John E. McCausland, Joseph M. Harenza and Jeffrey P. Waldron.

As part of its engagement, Griffin Financial Group:

1. Reviewed the proxy statement of the Company dated March 17, 2003;

2. Reviewed the annual report on Form 10-K of the Company for the year ended December 31, 2002;

3. Reviewed the quarterly reports on Form 10-Q of the Company for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

4. Reviewed the Company's 2003 annual budget;

5. Reviewed the Company's 2004 annual budget;

6. Reviewed internal financial projections prepared by the Company which focuses on earnings improvement;

7. Reviewed documentation related to the Company's 8.45% Junior Subordinated Deferrable Interest Debentures payable to the AmeriServ Capital Trust I and the ongoing debt service requirement related thereto;

8. Reviewed a presentation prepared by management titled "Turnaround Phase II -- Building the Foundation" which was presented by management to the Board of Directors on October 1, 2003; and

9. Discussed with management the results of the examination of the Company prepared by the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking and correspondence between the Company and the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking relating to such examination.

10.Participated in extensive planning sessions (both on and off site) with the Chairman and Chief Executive Officer and the Chief Financial Officer of the Company on, May 28, 2003, September 19, 2003 and November 11, 2003 as well as several conference calls;

11.Attended, in person or telephonically, meetings of the Board of Directors on March 28, 2003, October 1, 2003 and December 12, 2003;

12.Prepared a preliminary analysis of the Company's strategic alternatives in September 2003 and review this analysis with management;

In addition, consistent with management's undertaking to the Company's shareholders at the annual meeting, we assisted in the preparation of a report to be delivered to shareholders of the Company prior to December 31, 2003, focusing on steps taken by management since the shareholder meeting to stabilize the Company and its earnings.  We understand that the proposed communication approved by the Board of Directors of the Company for delivery to the shareholders of the Company sets forth a strategic direction of the Company and the initiatives undertaken by the Company since the shareholders meeting with respect thereto.  The communication emphasizes the following:

•

Increased net interest margin by renewing focus on the retail and community banking franchise, which remains the largest locally-owned, locally-managed bank in Cambria County;

•

An expanded focus by the bank on a reconstituted commercial lending function in its primary lending market defined as the geographic area approximately within 100 miles of Johnstown, Pennsylvania;

•

Expansion of the trust company, with a particular focus on its comparatively unique position as part of a unionized bank and the opportunity this affords the trust company to increase earnings by marketing products tailored to the needs of the nation's unions; and

•

Initiation in 2004 of a comprehensive review of the Company's strategic alternatives with a goal of identifying and implementing action steps that will further enhance the Company's prospects for enhanced financial performance.

Based on our review of the materials described above and our participation in meetings with management and the Board of Directors of the Company, we believe management and the Board of Directors of the Company have set forth a reasonable course of action designed to position the Company to (i) improve financial condition and performance, (ii) enhance shareholder value, and (iii) implement a process to further develop, review and refine consensus relating to the Company's strategic alternatives.

Very truly yours,

/s/GRIFFIN FINANCIAL GROUP LLC

GRIFFIN FINANCIAL GROUP LLC

EGH:dlh

About Griffin Financial Group, LLC

Griffin Financial Group provides investment banking services to banks, thrifts, insurance companies, asset managers and specialty finance companies. Griffin's staff includes former senior executives with experience in the financial services industry (CEO, CFO, corporate development, commercial lending, credit policy, asset/liability management, investor relations, financial accounting and tax) as well as personnel with senior-level investment banking, public accounting, tax and legal experience. Griffin personnel have significant experience on both buy-side and sell-side merger and acquisition assignments, branch sale transactions, asset manager and insurance agency acquisitions and sales, strategic alternatives studies and other financial advisory assignments. During the past two years, Griffin has served as financial advisor in 12 transactions involving financial institutions with total transaction value of over $900 million.

  When property casualty insurer Mercer Mutual Insurance Company decided to convert from a mutual to the stock form of ownership, they turned to Griffin Financial to guide the Company through the complicated process. Prior to proceeding with the mutual-to-stock conversion, Griffin assisted Mercer with a detailed analysis of Mercer's strategic alternatives.

  When Leesport Financial Corp., a Pennsylvania-based financial services holding company, hired a new CEO in 1998, the Company embarked on an acquisition strategy to diversify its revenue sources. Griffin Principals have assisted Leesport with five acquisitions, and the Company has been recognized among community banks as an industry leader in the bank/insurance market.

  When the principals of Dearden, Maguire, Weaver and Barrett, a $1.3 billion money management firm in suburban Philadelphia, decided to explore the Company's strategic alternatives, they turned to Griffin Principals. After a rigorous analytical process, the Company's principals determined that a sale to a commercial bank was the most attractive alternative. Griffin Principals conducted a limited bid process and the Company became a subsidiary of Fulton Financial Corp. (Nasdaq: FULT).

For more information, see www.go2griffin.com.

AmeriServ Financial, Inc. 216 Franklin Street PO Box 430 Johnstown, PA 15907-0430 1-800-837-BANK